Exhibit 10.2
ART TECHNOLOGY GROUP, INC.
Agreement and Release between
Clifford Conneighton
And
Art Technology Group, Inc.
Agreement made by and between Art Technology Group, Inc., a Delaware corporation (the “Company”) having a principal place of business located at One Main Street, Cambridge, Massachusetts 02142, and Clifford Conneighton (“EMPLOYEE”), an individual residing at 53 Depot Road, Hollis, NH, 03049.
     Whereas EMPLOYEE has been employed by the Company; and
     Whereas, EMPLOYEE is party to a certain agreement, entitled “INVENTION, NON-DISCLOSURE AND NON-SOLICITATION AGREEMENT” (the “Proprietary Information Agreement); and
     Whereas, EMPLOYEE’s employment with the Company will terminate as of September 26, 2008.
     Now, therefore, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:
1.	The Company will pay to EMPLOYEE severance pay, in the form of pay continuation 12 weeks of his/her base salary. Such payment shall be subject to applicable taxes, which shall remain the responsibility of the applicable party. If EMPLOYEE is entitled to commission payments, the Company shall also pay to EMPLOYEE such commissions as are due to EMPLOYEE under the most recent compensation plan provided to said EMPLOYEE prior to discharge.
If EMPLOYEE accepts employment elsewhere, either in the form of full-time employment or consultancy, prior to the September 26, 2008 date, we will terminate employment immediately and commence severance payments, assuming employment does not violate EMPLOYEE’s non-compete obligations.
In addition, if EMPLOYEE has upheld the obligations and covenants set forth in this document, on or about February 28, 2009, ATG will pay a 2008 bonus, prorated to the termination date and according to the criteria of EMPLOYEE’S individual plan, the financial results of the year and the terms and conditions of the annual bonus plan.
2.   EMPLOYEE and his eligible dependents will continue to be covered under the health benefit plans in which you are currently enrolled through the last day of the month of your active employment.

     After this date, EMPLOYEE’S participation in the benefit plans will be through COBRA. ATG will cover COBRA costs during the severance period of 12 weeks. After that time, if EMPLOYEE wishes to continue COBRA, he will be responsible for all premiums due. Please be aware that the amount that ATG pays toward your COBRA premiums is considered taxable wages.
3. The Company will further reimburse EMPLOYEE for any valid and approved expenses incurred as the result of EMPLOYEES job responsibilities with Company subject to any required offset by the Company. Expenses should be submitted within 2 weeks of EMPLOYEE’s last day worked.
4. Vesting in EMPLOYEE’s stock options shall cease as of September 26, 2008, or the Termination Date.
5. (a) Except as expressly otherwise provided herein (including without limitation any breach after the Effective Date of the agreements set forth in paragraph 6) and except for any claims which arise because of breach of this Agreement by the Company, EMPLOYEE hereby waives, releases and promises never to assert any and all claims that he has or might have against the Company and its subsidiaries, officers, directors, stockholders, affiliates, agents, attorneys, employees, successors or assigns, arising from or related to his/her employment with Company, the termination of such employment or, if applicable, his/her status as an officer or stockholder of the Company or any of its subsidiaries. The foregoing release as it applies to officers, directors and other individuals is intended to release such persons in all capacities, including individual and official. The released claims include, but are not limited to, claims arising under federal, state, and local statutory law, such as the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964 and the law of contract and tort.
    (b) Except as expressly otherwise provided herein (including without limitation any breach after the date hereof of the agreements set forth in paragraph 6) and except for any claims which arise because of breach of this Agreement by EMPLOYEE, the Company hereby waives, releases and promises never to assert any and all claims that it has or might have against EMPLOYEE arising from or related to any or all of his/her employment with the Company, his/her termination from such employment or his/her status as an officer or stockholder of the Company or any of its subsidiaries. The released claims include, but are not limited to, claims arising from the federal, state and local statutory or common law and the law of contract and tort.
6. Each party agrees not to make any statements that are professionally or personally disparaging about or adverse to, the interests of the other party (including, in the Company’s case, the Company’s officers, directors and managers), including, but not limited to, any statements that disparage any such person, product, service, finances, financial condition, internal operations, customer satisfaction, new business implementation, capability or any other aspect of the business of the Company, and that each party will not engage in any conduct which is intended to harm professionally or personally the reputation of the other party.

EMPLOYEE agrees and recognizes that should EMPLOYEE breach any of the obligations or covenants set forth in this Agreement, the Company will have no further obligation to provide EMPLOYEE with the consideration set forth herein, will have the right to seek repayment of the consideration paid up to the time of any such breach, and may seek any or all appropriate additional relief, including money damages and attorneys’ fees, for any such breach.
7. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to its choice of law provisions. No amendment or waiver of this Agreement or any of its provision shall be binding upon the party against whom the enforcement of such amendment or waiver is sought unless it is made in writing and signed by or on behalf of such party. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate as a waiver by that party of any subsequent breach of the same or any other provision of this Agreement by the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors and administrators, successors and assigns, except that it may not be assigned by EMPLOYEE.
8. This Agreement constitutes the final and entire agreement of the parties with respect to the matters covered hereby and replaces and supersedes all other agreements and understandings relating to any services that EMPLOYEE has rendered to the Company or any of the subsidiaries, except for the Proprietary Information Agreement, any rights and obligations pursuant to agreements pertaining to stock options referred to in paragraph 2, and any rights and obligations with respect to indemnification which EMPLOYEE may have pursuant to the Company’s Certificate of Incorporation, Bylaws, or any separate indemnification agreement, or any similar provision or agreement with respect to any subsidiary, which shall remain binding on the parties separately from this Agreement.
9. This Agreement shall be interpreted so as to be effective and valid under applicable law, but if any provision shall be deemed invalid, that provision shall be ineffective to the extent that it is invalid, without invalidating the remainder of such provision or any other provision of this Agreement. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by applicable law.
10. Notices are valid under this Agreement if in writing, signed by the party providing the notice, and sent to the other party at the address listed above by registered, certified mail, or express mail, or by courier.
11. Understanding this Agreement.
(a)     By signing this Agreement, Employee is acknowledging that he has read it carefully and understands all of its terms.
(b)     Employee understands and acknowledges that, if he does not sign this Agreement including the Release of Claims, he would not be receiving any Severance Pay.

(c)     Employee understands that, among other claims he is releasing are any claims against the Company alleging discrimination on the basis of age.
(d)     Employee is hereby advised and encouraged to consult with legal counsel for the purpose of reviewing the terms of this Agreement.
(e)     Employee is being given twenty-one (21) days in which to consider this Agreement and whether to accept this Agreement. If Employee chooses to accept this Agreement within that time, Employee is to sign and date below and return it to the Company, c/o Patricia O’Neill, SVP, Human Resources, ATG, One Main Street, Cambridge, MA, 02041].
(f)     Even after executing this Agreement, Employee has seven (7) days after signing to revoke this Agreement. The Agreement will not be effective or enforceable until this seven (7) day period has expired. In order to revoke his assent to this Agreement, Employee must, within seven (7) days after he signs this Agreement, deliver a written notice of rescission to Patricia O’Neill at the address noted above. To be effective, the notice of rescission must be hand delivered, or postmarked within the seven (7) day period and sent by certified mail, return receipt requested, to the referenced address.
     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument as of the date first above written.

Art Technology Group, Inc.
/s/ Clifford Conneighton	By:	/s/ Patricia O’Neill
Clifford Conneighton		Patricia O’Neill
Senior Vice President, Human Resources

	Date:	July 16, 2008